UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  Pursuant to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934


             Date of Report   (Date of earliest event reported):
                             July 21, 2004



                                   CACHE INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



    Florida                        0-10345                59-1588181
-----------------          ----------------------      ----------------
(State or other           (Commission File Number)     (IRS Employer
 jurisdiction of                                        Identification
 incorporation)                                          Number)



                     1440 Broadway, New York, NY 10018
                  ----------------------------------------
                  (Address of principal executive offices)


               Registrant's telephone number: (212) 575-3200



ITEM 5. OTHER EVENTS

     See the attached press release, which is incorporated herein by reference, regarding 2004 second quarter earnings, filed as Exhibit 99.1

ITEM 12. FINANCIAL STATEMENTS AND EXHIBITS

     (1) Financial Statements of Businesses Acquired
         None

     (2) Pro Forma Financial Information
         None

     (3) Exhibits
         99.1 Press release issued by Cache, Inc. on July 21, 2004

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 22, 2004                         CACHE INC.


                               By: /s/ Brian Woolf
                                  --------------------------------------------
                                  Brian Woolf
                                  On behalf of Cache, Inc. and his capacity as
                                  Chairman and Chief Executive Officer
                                  (Principal Executive Officer)


                               By: /s/ Thomas E. Reinckens
                                  --------------------------------------------
                                  Thomas E. Reinckens
                                  On behalf of Cache, Inc. and in his capacity
                                  as President and Chief Operating Officer
                                  (Principal Financial and Accounting Officer)

                               INDEX OF EXHIBITS


Exhibit                          Description                      Page
-------              ----------------------------------           ----
99.1                 Press Release issued by Cache Inc.             5
                     on July 21, 2004

                                 JULY 21, 2004

                            FOR IMMEDIATE RELEASE
                                   CACHE, INC.
                        NASDAQ COMMON STOCK SYMBOL CACH.

                  CACHE REPORTS RECORD SECOND QUARTER RESULTS
                 Diluted Earnings Per Share Increases to $0.27
                 Reiterates Comfort with 2004 Earnings Guidance
                         Completes 3 for 2 Stock Split

     New York, New York - July 21, 2004 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 270 stores currently open, reported results for the 13 and 26 week periods ended June 26, 2004 with each period reflective of the 3 for 2 stock split completed on June 18, 2004.

For the 13 week period ended June 26, 2004:
     * Net sales increased 10.5% to $62.1 million compared to $56.2 million in the second quarter of 2003 and comparable store sales gained 3%;
     * Operating income rose 25.4% to $7.1 million, or 11.4% of net sales, as compared to $5.7 million, or 10.1% of net sales in the second quarter of 2003;
     * Net income increased 23.2% to $4.4 million, or 7.0% of net sales, as compared to $3.5 million, or 6.3% of net sales in the second quarter of 2003; and
     * Diluted earnings per share increased 8.0% to $0.27, on 16,100,000 shares compared to $0.25, on 14,451,000 shares in the second quarter of 2003.

For the 26 week period ended June 26, 2004:
     * Net sales increased 14.4% to $119.3 million compared to $104.3 million in the first half of 2003 and comparable store sales gained 7%;
     * Operating income rose 48.6% to $12.3 million, or 10.3% of net sales, as compared to $8.2 million, or 7.9% of net sales in the first half of 2003;
     * Net income increased 46.9% to $7.6 million, or 6.4% of net sales, as compared to $5.2 million, or 5.0% of net sales in the first half of 2003; and
     * Diluted earnings per share increased 33.3% to $0.48 on 15,986,000 shares compared to $0.36, on 14,442,000 shares in the first half of 2003.


     Mr. Brian Woolf, Cache's Chairman commented: "Our second quarter performance reflected robust sales gains early in the quarter along with a 262 basis point rise in gross profit margin. This more than offset the challenging sales comparisons we faced in June, as compared to last year and increased expenses from our accelerated store-opening plan. As a result, we reported earnings at the high end of our revised guidance range. Importantly, we are pleased with the direction of our current merchandise assortment, especially our expanded offering of denim and sportswear, which have had a positive reaction from consumers. We also continue to be excited by both the performance of our new and remodeled Cache stores and the increasing strength and growing loyalty to our Lillie Rubin chain."

Additionally, during the second quarter, the Company:
     * Opened 12 Cache stores and its first new Lillie Rubin prototype store and at quarter-end operated 269 stores in 42 states;
     * Remodeled 5 stores with 39.0% of its Cache store base in the new store format at quarter-end; and
     * Completed a three for two stock split, increasing shares outstanding by
       5.2 million shares.

     Gross profit in the second quarter rose by 17.0% to $29.1 million, or 47.0% of net sales, compared to $24.9 million, or 44.3% of net sales, in the
second quarter of 2003.   For the first half of fiscal 2004, gross profit rose
by 22.0% to $54.8 million, or 46.0% of net sales, compared to $45.0 million, or

43.1% of net sales, in the prior year period. The improvement in gross profit margin for the second quarter and first half of fiscal 2004 reflected higher initial merchandise markups versus the prior year periods.

     In total, operating expenses for the second quarter were $22.0 million, or 35.5% of net sales compared to $19.2 million, or 34.3% of net sales in the second quarter of fiscal 2003. For the first half of fiscal 2004, Total operating expenses were $42.6 million, or 35.7% of net sales compared to $36.7 million, or 35.2% of net sales in the prior year period. The rise in total operating expenses for the second quarter and first half of fiscal 2004 was due to the increase in the number of stores opened since the same period last year.

     At June 26, 2004, cash and marketable securities totaled $40.6 million, rising $19.7 million from $20.9 million at June 28, 2003. Inventory was $27.5 million, as compared to $24.7 million at June 28, 2003. Working capital increased by $21.0 million to $50.8 million from $29.8 million at June 28, 2003.

     Mr. Woolf continued: "We remain excited and confident about our prospects in the second half of 2004 and beyond. We believe that Cache has become a preferred shopping destination for sportswear and dress apparel, which we expect to build upon as we expand our casual assortment, during the third quarter.
We are also excited about our new street location campaign, which complements our mall locations and plan to open several street locations in the near term. We are equally enthusiastic about Lillie, which continues to gain momentum and complements our Cache format. Additionally, we continue to believe our unique ability to provide the missy customer with distinctive and stylish merchandise will afford us with significant market opportunities as we grow. We believe that these factors along with our strong balance sheet and solid infrastructure provide us with a great platform to execute our store expansion plans."

                              A table summarizes financial results follows:

                                  Twenty-six Weeks Ended           Thirteen Weeks Ended
                                -------------------------        -------------------------
                                 June 26,       June 28,          June 26,       June 28,
                                   2004           2003              2004           2003
                                ---------       ---------        ---------       ---------
                                         ($ Thousands, except for per share data)

Sales                           $ 119,281       $ 104,291        $  62,087       $  56,193
Operating income                $  12,253       $   8,248        $   7,102       $   5,665
Net income                      $   7,610       $   5,182        $   4,361       $   3,541
Basic earnings per share        $    0.49       $    0.38        $    0.28       $    0.26
Diluted earnings per share      $    0.48       $    0.36        $    0.27       $    0.25
Basic weighted average
     shares outstanding        15,536,000      13,688,000       15,634,000      13,697,000
Diluted weighted average
     shares outstanding        15,986,000      14,442,000       16,100,000      14,451,000


Guidance
--------
     The Company reiterates comfort with estimates for fiscal 2004, including net sales in the range of $253 million to $260 million versus actual sales of
$216.3 million in fiscal 2003.   The Company continues to estimate fiscal 2004
diluted earnings per share in the range of $0.89 - $0.92 compared to actual fiscal 2003 diluted earnings per share of $0.75. This represents growth of approximately 21% at the mid-point of the Company's current earnings guidance range. For the third quarter, the Company estimates net sales to range between $52 million and $54 million compared to actual sales of $47.3 million in the third quarter of fiscal 2003. The Company estimates third quarter-diluted earnings per share in the range of $0.03 to $0.05, as compared to actual diluted earnings per share of $0.04 in the third quarter of fiscal 2003. The Company also noted that its guidance is reflective of the 3 for 2 stock split completed on June 18, 2004.

Store opening plans
-------------------

     The Company continues to expect to open approximately 35 Cache and 10 Lillie Rubin stores for a total of approximately 45 new stores in fiscal 2004. During the second quarter, the Company opened 12 new Cache stores, and its first new Lillie Rubin prototype in the Twelve Oaks Mall in Novi, Michigan. For the first half of fiscal 2004, the Company opened 16 new Cache and one new Lillie Rubin store.

     Following quarter end, the Company opened a new Cache street location store in Lake Tahoe, Nevada and has scheduled a total of approximately 10 store openings for the third quarter. At fiscal year-end, the Company continues to expect to operate approximately 300 stores, expanding square footage by approximately 18% to 600,000 square feet.


Conference Call
---------------

     Interested stockholders and other persons are invited to listen to the second quarter earnings conference call scheduled for today, Wednesday, July 21, 2004 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-877-692-2592 approximately five minutes prior to the 9:00am Eastern start time. The call will also be broadcast live over the Internet at http://www.cache.com. An online archive will be available immediately following the call and will be accessible until August 28, 2004.

     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.

                            Financial Tables Follow:


     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018,
(212) 575-3246.



                                              CACHE, INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                                      (UNAUDITED)


                                                              June 26,          December 27,          June 28,
     A S S E T S                                                2004                2003                2003
    <s>                                                   ---------------     ---------------     ---------------
     CURRENT ASSETS                                      <c>                 <c>                <c>
             Cash and equivalents                         $    21,446,000     $    16,887,000     $    16,015,000
             Marketable securities                             19,187,000          19,746,000           4,878,000
             Receivables, net                                   4,895,000           4,614,000           2,675,000
             Notes receivable from related parties                ---                 ---                 321,000
             Inventories                                       27,491,000          26,724,000          24,724,000
             Deferred income taxes                                750,000             936,000             791,000
             Prepaid expenses and other current assets            776,000           1,239,000             721,000
                                                          ---------------     ---------------     ---------------
                           Total Current Assets                74,545,000          70,146,000          50,125,000


     EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET                 29,310,000          25,010,000          20,922,000

     OTHER ASSETS                                                 832,000             873,000             827,000
     DEFERRED INCOME TAXES, NET                                   ---                 ---                 249,000
                                                          ---------------     ---------------     ---------------

     TOTAL ASSETS                                         $   104,687,000     $    96,029,000     $    72,123,000
                                                          ===============     ===============     ===============



     LIABILITIES AND  STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES
             Accounts payable                             $    11,588,000     $    14,362,000     $    10,038,000
             Income taxes payable                                 199,000            ---                  442,000
             Accrued compensation                               2,865,000           4,675,000           2,180,000
             Accrued liabilities                                9,073,000          10,075,000           7,685,000
                                                          ---------------     ---------------     ---------------
                           Total Current Liabilities           23,725,000          29,112,000          20,345,000


     OTHER LIABILITIES                                          1,163,000           1,088,000           1,074,000
     DEFERRED INCOME TAXES, NET                                   973,000             687,000             ---

     STOCKHOLDERS' EQUITY
            Common stock                                          156,000             100,000              91,000
            Additional paid-in capital                         34,379,000          28,361,000          19,839,000
            Retained earnings                                  44,291,000          36,681,000          30,774,000
                                                          ---------------     ---------------     ---------------
     Total Stockholders' Equity                                78,826,000          65,142,000          50,704,000
                                                          ---------------     ---------------     ---------------

     Total Liabilities and Stockholders' Equity           $   104,687,000     $    96,029,000     $    72,123,000
                                                          ===============     ===============     ===============


                                      CACHE, INC. AND SUBSIDIARIES
                                     CONSOLIDATED INCOME STATEMENTS
                                     FOR THE TWENTY-SIX WEEKS ENDED
                                              (UNAUDITED)

                                                              June 26,            June 28,
                                                                2004                2003
                                                          ---------------     ---------------
     Net sales                                            $   119,281,000     $   104,291,000

     Cost of sales, including occupancy and buying costs       64,444,000          59,341,000
                                                          ---------------     ---------------

     Gross profit                                              54,837,000          44,950,000
                                                          ---------------     ---------------

     Store operating expenses                                  35,337,000          30,500,000
     General and administrative expenses                        7,247,000           6,202,000
                                                          ---------------     ---------------
        Total expenses                                         42,584,000          36,702,000
                                                          ---------------     ---------------


     Operating income                                          12,253,000           8,248,000
                                                          ---------------     ---------------

     Other income:
        Interest income (net)                                     202,000             130,000
        Other income (net)                                         20,000              14,000
                                                          ---------------     ---------------
                                                                  222,000             144,000
                                                          ---------------     ---------------

     Income before income taxes                                12,475,000           8,392,000

     Income tax provision                                       4,865,000           3,210,000
                                                          ---------------     ---------------

     Net income                                           $     7,610,000     $     5,182,000
                                                          ===============     ===============




     Basic earnings per share                                       $0.49               $0.38
                                                          ===============     ===============

     Diluted earnings per share                                     $0.48               $0.36
                                                          ===============     ===============


     Basic weighted average shares outstanding               15,536,000          13,688,000
                                                          ===============     ===============

     Diluted weighted average shares outstanding             15,986,000          14,442,000
                                                          ===============     ===============



     NUMBER OF STORES OPEN AT END OF PERIOD                      269                 240
                                                          ===============     ===============


                                                      5


                                      CACHE, INC. AND SUBSIDIARIES
                                     CONSOLIDATED INCOME STATEMENTS
                                      FOR THE THIRTEEN WEEKS ENDED
                                               (UNAUDITED)

<cpation>
                                                              June 26,            June 28,
                                                                2004                2003
                                                          ---------------     ---------------
     Net sales                                            $    62,087,000     $    56,193,000

     Cost of sales, including occupancy and buying costs       32,938,000          31,280,000
                                                          ---------------     ---------------

     Gross profit                                              29,149,000          24,913,000
                                                          ---------------     ---------------


     Store operating expenses                                  18,448,000          15,896,000
     General and administrative expenses                        3,599,000           3,352,000
                                                          ---------------     ---------------
        Total expenses                                         22,047,000          19,248,000
                                                          ---------------     ---------------


     Operating income                                           7,102,000           5,665,000
                                                          ---------------     ---------------

     Other income:
        Interest income (net)                                     107,000              56,000
        Other income (net)                                         20,000              14,000
                                                          ---------------     ---------------
                                                                  127,000              70,000
                                                          ---------------     ---------------

     Income before income taxes                                 7,229,000           5,735,000

     Income tax provision                                       2,868,000           2,194,000
                                                          ---------------     ---------------

     Net income                                           $     4,361,000     $     3,541,000
                                                          ===============     ===============




     Basic earnings per share                                       $0.28               $0.26
                                                          ===============     ===============

     Diluted earnings per share                                     $0.27               $0.25
                                                          ===============     ===============



     Basic weighted average shares outstanding               15,634,000          13,697,000
                                                          ===============     ===============

     Diluted weighted average shares outstanding             16,100,000          14,451,000
                                                          ===============     ===============



     NUMBER OF STORES OPEN AT END OF PERIOD                      269                 240
                                                          ===============     ===============